Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Hudbay Minerals Inc
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-15
Reporting Entity ESTMA Identification Number	E999414		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Copper Mountain Mine (BC) LTD. (E037058)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eugene Lei				Date	2026-05-15
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)	Copper Mountain Mine (BC) LTD. (E037058)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[3,4]
Canada	Provincial Government of Manitoba		71,210,000		1,080,000					72,290,000	(a), (d), (e), (f)
Canada	Town of Snow Lake		2,030,000							2,030,000	(a), (d), (e)
Canada	City of Flin Flon		2,800,000							2,800,000	(a), (d), (e)
Canada	Town of Creighton		1,140,000							1,140,000	(a), (d), (e)
Canada	Provincial Government of Saskatchewan	Ministry of Energy and Resources			250,000					250,000	(d), (e)
Canada	Kiciwapa Cree Nation				110,000					110,000	(d), (e)
Canada	Mosakahiken Cree Nation				100,000					100,000	(d), (e)
Canada	Provincial Government of British Columbia				530,000					440,000	(d), (e), (h)
Canada	Town of Princeton		510,000							510,000	(a), (d), (e)
Canada	Lower Similkameen Indian Band			200,000						200,000	(d), (e)
Canada	Upper Similkameen Indian Band			200,000						200,000	(d), (e)
Peru	Government of Peru		163,560,000	27,460,000	4,310,000				290,000	195,620,000	(a), (b), (d), (e)
Peru	Municipal District of Velille								1,250,000	1,250,000	(b), (d), (e)
Peru	Municipal District of Livitaca								380,000	380,000	(b), (d), (e)
Peru	Municipal District of Quinota								270,000	270,000	(b), (d), (e)
Peru	Municipal District of Coporaque								180,000	180,000	(b), (d), (e)
Peru	Municipal District of Condoroma								120,000	120,000	(b), (d), (e)
Peru	Municipal District of Santo Tomas								600,000	600,000	(b), (d), (e)
Peru	Municipal District of Chamaca								2,260,000	2,260,000	(b), (d), (e)
Peru	Municipal District of Torata				90,000					90,000	(d), (e)
Peru	Provincial municipality of Chumbivilcas								90,000	90,000	(b), (d), (e)
Peru	Cusco Regional Government								1,020,000	1,020,000	(b), (d), (e)
United States of America	Governement of the United States of America				880,000					880,000	(g), (d)
United States of America	Arizona State Government	Arizona Department of Water Resources			400,000					400,000	(d)
Additional Notes:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) No payments in-kind. All payments made in cash.
(d) Amounts are reported in U.S. dollars consistent with the entity's method of reporting transactions in foreign currencies in its financial statements.
(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2974 USD /  1 USD = 3.3625 Sol, and 1 CAD= 0.7296 USD / 1 USD = 1.3706 CAD.
(f) Minister of Finance Manitoba and Manitoba Mines Branch.
(g) Bureau of Land Management and United States Department of the Interior.
	(h) Ministry of Finance and Ministry of Mining and Critical Minerals.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)	Copper Mountain Mine (BC) LTD. (E037058)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[2,3]
Canada	Manitoba	77,180,000		1,540,000					78,720,000	(a), (d), (e)
Canada	British Columbia	510,000	400,000	530,000					1,440,000	(a), (d), (e)
Peru	Constancia	163,560,000	27,460,000	4,400,000				6,460,000	201,880,000	(a), (b), (d), (e)
United States of America	Copper World			1,280,000					1,280,000	(d)
Additional Notes:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) No payment in-kind. All payments made in cash.
(d) Amounts are reported in U.S. dollars consistent with the entity's metod of reporting transactions in foreign currencies in its financial statements.
	(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2974 USD / 1 USD = 3.3625 Sol, and 1 CAD= 0.7296 USD / 1 USD = 1.3706 CAD.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.